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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-44282 of the Honeywell Retirement Investment Plan on Form S-8 of our report dated June 20, 1997, appearing in this Annual Report on Form 11-K of the Honeywell Retirement Investment Plan for the year ended December 31, 1996.


Minneapolis, Minnesota
June 20, 1997